EXHIBIT 2.1

                                 APPENDIX A


                        AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of February 19, 1998, by and among The Berkshire Gas Company, a Massachusetts gas utility corporation ("Berkshire Gas"), Berkshire Gas Mergeco Gas Company, Inc., a Massachusetts gas utility corporation ("Mergeco"), and Berkshire Energy Resources, a Massachusetts business trust ("Holdco").

                                 WITNESSETH:

      WHEREAS, Berkshire Gas has an authorized capitalization consisting of
(i) 4,600,000 shares of common stock, par value $2.50 per share ("Berkshire Gas Common Stock"), of which 2,269,821 shares are issued and outstanding and 115,432 shares have been reserved for issuance pursuant to Berkshire Gas's Share Owner Dividend Reinvestment and Stock Purchase Plan; and (ii) 105,000 shares of cumulative preferred stock, par value $100.00 per share ("Berkshire Gas Preferred Stock"), 3,212 shares of which are issued and outstanding; the number of shares of issued and outstanding Berkshire Gas Common Stock being subject to increase to the extent that shares reserved for issuance are issued prior to the Effective Time (as defined below) of the Merger;

      WHEREAS, Mergeco has an authorized capitalization consisting of 200,000 shares of common stock, par value $1.00 per share ("Mergeco Common Stock"), of which 100 shares have been subscribed for by Holdco and, once the issuance thereof has been approved by the Massachusetts Department of Telecommunications and Energy as required by law, will be issued to and owned beneficially and of record by Holdco;

      WHEREAS, Holdco has an authorized capitalization consisting of (i) 10,000,000 shares of beneficial interest, without par value ("Holdco Common Shares", each a "Holdco Common Share"), of which 100 shares are issued and outstanding and owned beneficially and of record by Berkshire Gas; and (ii) 1,000,000 preferred shares, par value $100.00 per share, of which no shares are issued and outstanding; and

      WHEREAS, the Boards of Directors or the Board of Trustees of the respective parties hereto deem it advisable and in the best interests of Berkshire Gas and its shareholders to merge Mergeco with and into Berkshire Gas (the "Merger") in accordance with Section 96 of Chapter 164 of the Massachusetts General Laws and pursuant to this Agreement and the Articles of Merger attached hereto as ANNEX I and incorporated herein (the "Articles"), whereby the holders of shares of Berkshire Gas Common Stock will exchange their shares for Holdco Common Shares;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that Mergeco shall be merged with and into Berkshire Gas, which shall be the corporation surviving the Merger, and that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:


                                  ARTICLE I
                                 THE MERGER

      (a) Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed and acknowledged by each of Berkshire Gas and Mergeco and thereafter delivered to the Secretary of State of The Commonwealth of Massachusetts for filing, as provided in Section 102A of Chapter 164 of the Massachusetts General Laws. The Merger shall become effective at such time as the Articles are filed as required by law with the Secretary of State of The Commonwealth of Massachusetts or such date, not more than thirty days after such filing, as may be specified in the Articles (the "Effective Time"). At the Effective Time, the separate existence of

Mergeco shall cease and Mergeco shall be merged with and into Berkshire Gas (Mergeco and Berkshire Gas being sometimes referred to collectively herein as the "Constituent Corporations" and Berkshire Gas, the corporation designated in the Articles as the surviving corporation being sometimes referred to herein as the "Surviving Corporation");

      (b) Prior to and after the Effective Time, Holdco, Berkshire Gas and Mergeco, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Holdco shall issue the Holdco Common Shares which the holders of Berkshire Gas Common Stock are entitled to receive as provided in Article II hereof. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.


                                 ARTICLE II
                 TERMS OF CONVERSION AND EXCHANGE OF SHARES

At the Effective Time:

      (a) Each share of Berkshire Gas Common Stock issued and outstanding immediately prior to the Merger thereupon shall be changed and converted into one Holdco Common Share, which thereupon shall be issued, fully paid and nonassessable;

      (b) The shares of Berkshire Gas Preferred Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of preferred stock of the Surviving Corporation;

      (c) Each share of Mergeco Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of common stock of the Surviving Corporation, which thereupon shall be issued, fully paid and nonassessable; and

      (d) Each Holdco Common Share issued and outstanding immediately prior to the Merger shall be canceled.


                                 ARTICLE III
                     ARTICLES OF ORGANIZATION AND BYLAWS

      From and after the Effective Time, and until thereafter amended as provided by law, the Articles of Organization of Berkshire Gas as in effect immediately prior to the Merger shall be and continue to be the Articles of Organization of the Surviving Corporation. The purposes of the Surviving Corporation, the total number of shares and par value of each class of stock which the Surviving Corporation is authorized to issue and a description of each class of stock authorized at the Effective Time, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established, are as stated in such Articles of Organization, which are attached hereto as Annex II and incorporated herein. From and after the Effective Time, the Bylaws of Berkshire Gas shall be and continue to be the Bylaws of the Surviving Corporation until amended in accordance with law.


                                 ARTICLE IV
                           DIRECTORS AND OFFICERS

      The persons who are directors and officers of Berkshire Gas immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                                  ARTICLE V
                             STOCK CERTIFICATES

      Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Berkshire Gas Common Stock may, but shall not be required to, surrender the same to Holdco for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Holdco Common Shares as shares of Berkshire Gas Common Stock previously represented by the surrendered stock certificates. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented Berkshire Gas Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Holdco Common Shares as though such surrender or transfer and exchange had taken place. The stock transfer books for the Berkshire Gas Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of Berkshire Gas Common Stock outstanding prior to the Effective Time shall be made thereafter on such books.


                                 ARTICLE VI
                          CONDITIONS OF THE MERGER

      Consummation of the Merger is subject to the satisfaction of the following conditions:

      (a) The Merger shall have received the approval of the holders of each class of common stock outstanding and entitled to vote thereupon of each of the Constituent Corporations as required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      (b) The issuance of Mergeco Common Stock and the Merger shall have been approved by the Massachusetts Department of Telecommunications and Energy as required by Chapter 164 of the Massachusetts General Laws and all other governmental agencies whose approval is necessary, appropriate or desirable.

      (c) The Holdco Common Shares to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for trading on the NASDAQ National Market System.

      (d) Rich, May, Bilodeau & Flaherty, P.C. or such other counsel as shall be acceptable to the Board shall have delivered an opinion, satisfactory to the Board of Directors of Berkshire Gas, with respect to the tax consequences of the Merger.


                                 ARTICLE VII
                          AMENDMENT AND TERMINATION

      The parties hereto by mutual consent of their respective Boards of Directors may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the stockholders of Berkshire Gas; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of Berkshire Gas, materially and adversely affect the rights of the stockholders of Berkshire Gas.

      This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time, whether before or after approval of this Agreement by the stockholders of Berkshire Gas, by action of the Board of Directors of Berkshire Gas if said Board of Directors determines for any reason that the consummation of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Berkshire Gas or its stockholders.


                                ARTICLE VIII
                        EFFECTIVE TIME OF THE MERGER

      Subject to the prior satisfaction of the conditions of the Merger set forth in Article VI hereof and the authority to terminate this Agreement as set forth in Article VII hereof, the Constituent Corporations and Holdco shall do all such acts and things as shall be necessary or desirable in order to make the Effective Time occur as soon thereafter as practicable.

                                 ARTICLE IX
                  ASSUMPTION OF BERKSHIRE GAS'S STOCK PLAN

      Holdco shall take all required action to assume Berkshire Gas's obligations under the Share Owner Dividend Reinvestment and Stock Purchase Plan.


                                  ARTICLE X
                                MISCELLANEOUS

      This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, Berkshire Gas, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or Board of Trustees, have each caused this Agreement and Plan of Merger to be executed as of the date first written above by its President or one of its Vice Presidents and Treasurer or Assistant Treasurer and its corporate or common seal to be affixed hereto and attested by its Clerk or Secretary.

ATTEST:                                THE BERKSHIRE GAS COMPANY


/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Clerk                     Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer


[THE BERKSHIRE GAS COMPANY SEAL]       By: /s/ Michael J. Marrone
                                           --------------------------------
                                           Name:  Michael J. Marrone
                                           Title: Vice President, Treasurer
                                           and Chief Financial Officer


ATTEST:                                BERKSHIRE GAS MERGECO GAS
                                       COMPANY, INC.


/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Clerk                     Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer

[THE BERKSHIRE GAS MERGECO GAS         By: /s/ Scott S. Robinson
                                           --------------------------------
COMPANY, INC. SEAL                         Name:  Michael J. Marrone
                                           Title: Vice President and
                                           Treasurer


ATTEST:                                BERKSHIRE ENERGY RESOURCES


/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Secretary                 Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer


[BERKSHIRE ENERGY RESOURCES SEAL]
                                       By: /s/ Michael J. Marrone
                                           --------------------------------
                                           Name:  Michael J. Marrone
                                           Title: Vice President, Treasurer
                                           and Chief Financial Officer

                                   ANNEX I
                                      to
                        Agreement and Plan of Merger


                             ARTICLES OF MERGER
                                      of

                          THE BERKSHIRE GAS COMPANY
                    (A Massachusetts Utility Corporation)

                                     and

                   BERKSHIRE GAS MERGECO GAS COMPANY, INC.
                    (A Massachusetts Utility Corporation)

                                     and

                         BERKSHIRE ENERGY RESOURCES
                      (A Massachusetts Business Trust)



      Pursuant to the provisions of Section 102A of Chapter 164 of the Massachusetts General Laws, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Berkshire Gas Mergeco Gas Company, Inc. with and into The Berkshire Gas Company, which shall be the Surviving Corporation:

      1. Attached hereto and incorporated herein by reference is the Agreement and Plan of Merger dated as of February __, 1998, of the undersigned corporations. The Surviving Corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of a Constituent Corporation, upon written request and without charge. The Effective Time as defined therein is 5:00 P.M., Boston time on ____________, 1998.

      2. The undersigned president or vice president and clerk or secretary or assistant clerk or secretary of each undersigned corporation hereby state under the penalties of perjury that the attached Agreement and Plan of Merger has been duly executed on behalf of such corporation and has been approved by the stockholders of such corporation and by the Department of Telecommunications and Energy of The Commonwealth of Massachusetts in the manner required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      3. The post office address of the initial principal office of the Surviving Corporation is 115 Cheshire Road, Pittsfield, Massachusetts 01201.

      4. The name, residence and post office address of each of the initial directors and the chairman, president, treasurer and clerk of the Surviving Corporation are as follows:

                                                            POST OFFICE
NAME                   TITLE            RESIDENCE           ADDRESS

George R. Baldwin      Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

John W. Bond           Director                             c/o 115 Cheshire Road


                                                            Pittsfield, MA  01201

Paul L. Gioia          Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Franklin M. Hundley    Chairman and                         c/o 115 Cheshire Road
                       Director                             Pittsfield, MA  01201

James R. Keys          Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Robert B. Trask        Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Scott S. Robinson      Director,                            115 Cheshire Road
                       President and                        Pittsfield, MA  01201
                       Chief Executive
                       Officer

Michael J. Marrone     Vice President,                      115 Cheshire Road
                       Treasurer and                        Pittsfield, MA  01201
                       Chief Financial
                       Officer

Cheryl M. Clark        Clerk                                115 Cheshire Road
                                                            Pittsfield, MA  02101


      5. The fiscal year of the Surviving Corporation initially adopted shall end on the last day of the month of June in each year.

      6. The date and time initially fixed in the Bylaws for the annual meeting of the stockholders of the Surviving Corporation is 10:00 a.m. on the second Wednesday in November of each year.


      IN WITNESS WHEREOF, Berkshire Gas, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or Board of Trustees, have each caused these Articles of Merger to be executed by its president or one of its vice presidents and its clerk or one of its assistant clerks.

Dated: _________________          THE BERKSHIRE GAS COMPANY


                                  By: ______________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer


                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Clerk

                                  BERKSHIRE GAS MERGECO GAS COMPANY, INC.

                                  By: _________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer


                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Clerk

                                  BERKSHIRE ENERGY RESOURCES


                                  By: _____________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer


                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Secretary